Exhibit 99.2

Duck Creek to acquire Imburse Payments, a modern payments platform

Strategic acquisition will add digital, out-of-the box payments capabilities to Duck Creek’s comprehensive suite of SaaS solutions for P&C and general insurers

Boston – January 5, 2023 – Duck Creek Technologies (NASDAQ: DCT) (“Duck Creek”), the intelligent solutions provider defining the future of property and casualty (P&C) insurance, today announced a definitive agreement to acquire Imburse Payments (“Imburse”), a Swiss-based modern payments platform.

Imburse’s cloud-native software-as-a-service (SaaS) payment solution is built for the insurance industry. The modern payments platform brings greater ease and efficiency into end-to-end insurance transactions. Imburse enables insurance carriers to quickly connect to the entire payments ecosystem at a lower cost, seamlessly integrate with existing finance infrastructure and processes, and manage multiple partners for collections and disbursements, all in one place. The platform is consumer friendly and provides policyholders with both an easy-to-use, flexible payments experience and the ability to quickly and securely direct payments.

As part of Duck Creek, Imburse will continue to serve its existing client base and markets, while accelerating expansion plans for new clients across Europe and into North America and Asia-Pacific. The Imburse platform will continue to be available on a stand-alone basis and will also be fully integrated with Duck Creek’s suite of technology solutions, further enabling carriers’ digital transformation goals with modern tools.

“Imburse has developed a great product for the global insurance industry that is not only easy to integrate and implement, but also gives carriers incredible flexibility and payment choices,” said Mike Jackowski, CEO of Duck Creek Technologies. “Imburse has a strong team that embodies Duck Creek’s core values. They have deep expertise across the payments ecosystem and will help to broaden Duck Creek’s insurance industry leadership.”

“Being part of Duck Creek will further accelerate our mission to simplify how businesses around the world access the global payments ecosystem,” said Oliver Werneyer, CEO of Imburse. “We are excited to be part of Duck Creek and to work jointly to deliver modern technology innovations that transform the insurance industry for the future.”

The acquisition remains subject to customary closing conditions and is expected to close during the second fiscal quarter of 2023.

Conference Call Information

Duck Creek Technologies will host a conference call today, January 5, 2023, at 5:00 p.m. (Eastern Time) to discuss Duck Creek’s financial results and business outlook, as well as the proposed acquisition of Imburse Payments. A live webcast of the call will be available on the “Investor Relations” page of the Duck Creek’s website at https://ir.duckcreek.com/. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.

About Imburse Payments

Imburse is a modern payments platform built for insurers. Via a single connection, directly or through a current core system provider, insurance carriers can access the entire global payment ecosystem to collect or pay-out using any technology, any provider, in any market.

About Duck Creek Technologies

Duck Creek Technologies (NASDAQ: DCT) is the intelligent solutions provider defining the future of the property and casualty (P&C) and general insurance industry. We are the platform upon which modern insurance systems are built, enabling the industry to capitalize on the power of the cloud to run agile, intelligent, and evergreen operations. Authenticity, purpose, and transparency are core to Duck Creek, and we believe insurance should be there for individuals and businesses when, where, and how they need it most. Our market-leading solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand. Visit www.duckcreek.com to learn more. Follow Duck Creek on our social channels for the latest information – LinkedIn and Twitter.

Duck Creek Media Contacts:

Drake Manning
drake.manning@duckcreek.com

Carley Bunch
carley.bunch@duckcreek.com

Imburse Media Contact:

Michael Sharp
michael.sharp@imbursepayments.com